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                                                                 EXHIBIT 99.1(1)

       STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. SECTION 1350,

I, William E. McGlashan, Jr., the chief executive officer of Critical Path, Inc. (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,:

(i) the Quarterly Report of the Company on Form 10-Q for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2003
                                                 /s/ William E. McGlashan, Jr.
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                                                   WILLIAM E. MCGLASHAN, JR.
                                            CHIEF EXECUTIVE OFFICER AND CHAIRMAN

A signed original of this written statement required by 18 U.S.C.Section 1350 has been provided to Critical Path, Inc. and will be retained by Critical Path, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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(1)  The material contained in this Exhibit 99.1 is not deemed "filed" with the
     SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.